Earnings Release

Mastercard Incorporated Reports Second Quarter 2023 Financial Results

•Second quarter net income of $2.8 billion, and diluted earnings per share (EPS) of $3.00
•Second quarter adjusted net income of $2.7 billion, and adjusted diluted EPS of $2.89
•Second quarter net revenue of $6.3 billion, an increase of 14%, or 15% on a currency-neutral basis
•Second quarter gross dollar volume up 12% and purchase volume up 14%, on a local currency basis
Purchase, NY - July 27, 2023 - Mastercard Incorporated (NYSE: MA) today announced financial results for the second quarter 2023.

“Our positive momentum continued this quarter. We delivered strong revenue and earnings growth supported by resilient consumer spending, particularly in travel and experiences, and the continued strength in services. Cross-border travel volume showed strong growth again this quarter, reaching 154%1 of pre-pandemic levels,” said Michael Miebach, Mastercard CEO. "We had a number of notable wins with key customers as our innovative products and differentiated services position us as a partner of choice.”

Quarterly Results

Second Quarter Operating Results			Increase / (Decrease)
$ in billions, except per share data	Q2 2023	Q2 2022	Reported GAAP	Currency-neutral
Net revenue	$6.3	$5.5	14%	15%
Operating expenses	$2.6	$2.5	5%	6%
Operating income	$3.7	$3.0	21%	22%
Operating margin	58.3%	54.9%	3.4 ppt	3.3 ppt
Effective income tax rate	23.2%	18.7%	4.5 ppt	4.5 ppt
Net income	$2.8	$2.3	25%	26%
Diluted EPS	$3.00	$2.34	28%	29%

Key Second Quarter Non-GAAP Results [2]			Increase / (Decrease)
$ in billions, except per share data	Q2 2023	Q2 2022	As adjusted	Currency-neutral
Adjusted net revenue	$6.3	$5.5	14%	15%
Adjusted operating expenses	$2.6	$2.3	12%	13%
Adjusted operating margin	58.6%	57.9%	0.8 ppt	0.8 ppt
Adjusted effective income tax rate	23.9%	18.8%	5.1 ppt	5.1 ppt
Adjusted net income	$2.7	$2.5	10%	11%
Adjusted diluted EPS	$2.89	$2.56	13%	14%
[1] Represents volume expressed as a percentage of the comparable 2019 amounts, adjusted for currency impacts. Normalized to eliminate the effects of differing switching and carryover days between periods, as needed.
[2] The Key Second Quarter Non-GAAP Results exclude the impact of gains and losses on the Company’s equity investments, special items as described on page 11 (“Second Quarter Special Items”) and/or the translational and transactional impact of currency and the related impact of the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments. See page 11 for the Company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Q2 2023 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume	Switched transactions
(local currency basis)	(local currency basis)
up 12%	up 24%	up 17%

The following information is provided to aid in understanding Mastercard’s second quarter 2023 results, versus the year ago period.
•Net revenue increased 14%, or 15% on a currency-neutral basis. Excluding the impact of Second Quarter Special Items, adjusted net revenue also increased 14%, or 15% on a currency-neutral basis. The increase was attributable to our payment network and our value-added services and solutions.
▪Payment network net revenue increased 13%, or 14% on a currency-neutral basis. Primary drivers of the increase were as follows:
•Gross dollar volume growth of 12%, on a local currency basis, to $2.3 trillion.
•Cross-border volume growth of 24% on a local currency basis.
•Switched transactions growth of 17%.
These increases include growth in payment network rebates and incentives provided to customers. Payment network rebates and incentives increased 22% as reported and on a currency-neutral basis, primarily due to an increase in our key drivers as well as new and renewed deals.
▪Value-added services and solutions net revenue increased 16% as reported and on a currency-neutral basis. The increase was driven primarily by the continued growth of our cyber and intelligence solutions, driven by our underlying driver growth and demand for our fraud and security solutions, and continued strong demand for consulting and marketing services, partially offset by other solutions.
•Total operating expenses increased 5%. Excluding the impact of Second Quarter Special Items, adjusted operating expenses increased 12%, or 13% on a currency-neutral basis. The increase was primarily due to higher personnel costs.
•Other income (expense) was favorable $268 million versus the year ago period, primarily due to net gains in the current year versus the net losses in the prior year related to unrealized fair market value adjustments on marketable securities. Adjusted other income (expense) was favorable $29 million versus the prior year, primarily due to an increase in our investment income, partially offset by increased interest expense related to our 2022 and 2023 debt issuances.
•The effective tax rate for the second quarter of 2023 was 23.2%, versus 18.7% for the comparable period in 2022. The adjusted effective tax rate for the second quarter of 2023 was 23.9%, versus 18.8% for the comparable period in 2022, primarily due to a $212 million discrete tax expense to establish a valuation allowance associated with the U.S. foreign tax credit carryforward deferred tax asset resulting from foreign tax legislation enacted in Brazil in the current period. The U.K. statutory tax rate increase, effective in 2023, also contributed to the higher as reported and as adjusted effective income tax rates for the current period.
•As of June 30, 2023, the Company’s customers had issued 3.2 billion Mastercard and Maestro-branded cards.

2

Year-to-date Results

Year-to-date Operating Results			Increase / (Decrease)
$ in billions, except per share data	2023	2022	Reported GAAP	Currency-neutral
Net revenue	$12.0	$10.7	13%	14%
Operating expenses	$5.2	$4.7	11%	13%
Operating income	$6.8	$6.0	14%	16%
Operating margin	56.5%	56.0%	0.6 ppt	0.7 ppt
Effective income tax rate	20.6%	11.9%	8.7 ppt	8.7 ppt
Net income	$5.2	$4.9	6%	8%
Diluted EPS	$5.47	$5.02	9%	11%

Key Year-to-date Non-GAAP Results [1]			Increase / (Decrease)
$ in billions, except per share data	2023	2022	As adjusted	Currency-neutral
Adjusted net revenue	$12.0	$10.6	13%	15%
Adjusted operating expenses	$5.0	$4.5	11%	12%
Adjusted operating margin	58.4%	57.7%	0.7 ppt	0.9 ppt
Adjusted effective income tax rate	21.2%	12.3%	8.9 ppt	9.0 ppt
Adjusted net income	$5.4	$5.2	4%	6%
Adjusted diluted EPS	$5.69	$5.32	7%	9%
1. The Key Year-to-date Non-GAAP Results exclude the impact of gains and losses on the Company’s equity investments, special items as described on page 12 (“Year-to-date Special Items”) and/or the translational and transactional impact of currency and the related impact of the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments. See page 12 for the Company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Year-to-date 2023 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume	Switched transactions
(local currency basis)	(local currency basis)
up 14%	up 29%	up 15%
The following information is provided to aid in understanding Mastercard’s year-to-date 2023 results, versus the year ago period. As a reminder, we suspended our business operations in Russia in March 2022.
•Net revenue increased 13%, or 14% on a currency-neutral basis. Excluding the impact of Year-to-date Special Items, adjusted net revenue increased 13%, or 15% on a currency-neutral basis. The increase was attributable to our payment network and our value-added services and solutions.
▪Payment network net revenue increased 10%, or 12% on a currency-neutral basis, which would have been 1 percentage point higher if we excluded the Russia-related Year-to-date Special Items which benefited year-to-date 2022. Primary drivers of the increase were as follows:
•Gross dollar volume growth of 14%, on a local currency basis, to $4.4 trillion.
•Cross-border volume growth of 29% on a local currency basis.
•Switched transactions growth of 15%.
These increases include growth in payment network rebates and incentives provided to customers. Payment network rebates and incentives increased 23%, or 25% on a currency-neutral basis, primarily due to an increase in our key drivers as well as new and renewed deals.

3

▪Value-added services and solutions net revenue increased 17%, or 18% on a currency-neutral basis, which includes a 1 percentage point benefit from acquisitions. The remaining increase was driven primarily by the continued growth of our cyber and intelligence solutions, driven by our underlying driver growth and demand for our fraud and security solutions, and strong demand for our consulting and marketing services, as well as our loyalty solutions.
•Total operating expenses increased 11%. Excluding the impact of Year-to-date Special Items, adjusted operating expenses increased 11%, or 12% on a currency-neutral basis. This includes a 1 percentage point increase from acquisitions. The remaining increase was primarily due to higher personnel costs.
•Other income (expense) was favorable $162 million, primarily due to lower net losses in the current year versus the prior year related to unrealized fair market value adjustments on marketable and non-marketable equity securities. Adjusted other income (expense) was favorable $59 million versus the year ago period, primarily due to an increase in our investment income, partially offset by increased interest expense related to our 2022 and 2023 debt issuances.
•The effective tax rate for year-to-date 2023 was 20.6%, versus 11.9% for the comparable period in 2022. The adjusted effective tax rate for 2023 was 21.2%, versus 12.3% for the comparable period in 2022. The adjusted effective tax rate was higher in 2023 primarily due to a $212 million discrete tax expense to establish a valuation allowance in Q2 2023 on the remaining U.S. foreign tax credit carryforward deferred tax asset resulting from foreign tax legislation enacted in Brazil in the current period and the release of a $333 million valuation allowance in Q1 2022. The U.K. statutory tax rate increase, effective in 2023, also contributed to the higher effective income tax rate in 2023.
Return of Capital to Shareholders
During the second quarter of 2023, Mastercard repurchased 6.5 million shares at a cost of $2.4 billion and paid $541 million in dividends.
Through the first half of 2023, Mastercard repurchased 14.4 million shares at a cost of $5.3 billion and paid $1.1 billion in dividends.
Quarter-to-date through July 24, the Company repurchased 1.3 million shares at a cost of $497 million, which leaves $6.4 billion remaining under the approved share repurchase programs.
Second Quarter 2023 Financial Results Conference Call Details
At 9:00 a.m. ET today, the Company will host a conference call to discuss its second quarter 2023 results. The dial-in information for this call is 1-888-330-2508 (Toll-free) and 1-240-789-2735 (Toll dial-in), using passcode 6451878. A replay of the call will be available for 30 days and can be accessed by dialing 1-800-770-2030 (Toll-free) and 1-647-362-9199 (Toll dial-in), using passcode 6451878.
A live audio webcast of this call, along with presentation slides, can also be accessed through the Investor Relations section of the Company’s website at investor.mastercard.com.
Forward-Looking Statements
This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this press release, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to Mastercard’s future prospects, developments and business strategies. We caution you to not place undue reliance on these forward-looking statements, as they speak only as of the date they are made. Except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company does not intend to

4

update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.
Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by Mastercard or on its behalf, including, but not limited to, the following factors:
•regulation directly related to the payments industry (including regulatory, legislative and litigation activity with respect to interchange rates and surcharging)
•the impact of preferential or protective government actions
•regulation of privacy, data, security and the digital economy
•regulation that directly or indirectly applies to us based on our participation in the global payments industry (including anti-money laundering, counter financing of terrorism, economic sanctions and anti-corruption, account-based payments systems, and issuer and acquirer practice regulation)
•the impact of changes in tax laws, as well as regulations and interpretations of such laws or challenges to our tax positions
•potential or incurred liability and limitations on business related to any litigation or litigation settlements
•the impact of competition in the global payments industry (including disintermediation and pricing pressure)
•the challenges relating to rapid technological developments and changes
•the challenges relating to operating a real-time account-based payments system and to working with new customers and end users
•the impact of information security incidents, account data breaches or service disruptions
•issues related to our relationships with our stakeholders (including loss of substantial business from significant customers, competitor relationships with our customers, consolidation amongst our customers, merchants’ continued focus on acceptance costs and unique risks from our work with governments)
•the impact of global economic, political, financial and societal events and conditions, including adverse currency fluctuations and foreign exchange controls as well as events and resulting actions related to the Russian invasion of Ukraine
•the impact of the global COVID-19 pandemic and measures taken in response
•reputational impact, including impact related to brand perception and lack of visibility of our brands in products and services
•the impact of environmental, social and governance matters and related stakeholders reaction
•the inability to attract, hire and retain a highly qualified and diverse workforce, or maintain our corporate culture
•issues related to acquisition integration, strategic investments and entry into new businesses
•exposure to loss or illiquidity due to our role as guarantor and other contractual obligations
•issues related to our Class A common stock and corporate governance structure
For additional information on these and other factors that could cause the Company’s actual results to differ materially from expected results, please see the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and any subsequent reports on Forms 10-Q and 8-K.

5

About Mastercard (NYSE: MA)
Mastercard is a global technology company in the payments industry. Our mission is to connect and power an inclusive, digital economy that benefits everyone, everywhere by making transactions safe, simple, smart and accessible. Using secure data and networks, partnerships and passion, our innovations and solutions help individuals, financial institutions, governments and businesses realize their greatest potential. With connections across more than 210 countries and territories, we are building a sustainable world that unlocks priceless possibilities for all.
www.mastercard.com

Contacts:

Investor Relations:	Media Relations:
Devin Corr or Jud Staniar	Seth Eisen
investor.relations@mastercard.com	Seth.Eisen@mastercard.com
914-249-4565	914-249-3153

6

Consolidated Statement of Operations (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in millions, except per share data)		(in millions, except per share data)
Net Revenue	$6,269	$5,497	$12,017	$10,664
Operating Expenses:
General and administrative	2,200	1,947	4,243	3,791
Advertising and marketing	201	210	368	391
Depreciation and amortization	192	189	383	381
Provision for litigation	20	133	231	133
Total operating expenses	2,613	2,479	5,225	4,696
Operating income	3,656	3,018	6,792	5,968
Other Income (Expense):
Investment income	59	7	114	12
Gains (losses) on equity investments, net	123	(117)	(89)	(193)
Interest expense	(144)	(114)	(276)	(224)
Other income (expense), net	10	4	16	8
Total other income (expense)	48	(220)	(235)	(397)
Income before income taxes	3,704	2,798	6,557	5,571
Income tax expense	859	523	1,351	665
Net Income	$2,845	$2,275	$5,206	$4,906
Basic Earnings per Share	$3.01	$2.34	$5.48	$5.04
Basic weighted-average shares outstanding	946	971	949	974
Diluted Earnings per Share	$3.00	$2.34	$5.47	$5.02
Diluted weighted-average shares outstanding	949	974	952	977

7

Consolidated Balance Sheet (Unaudited)
	June 30, 2023	December 31, 2022
	(in millions, except per share data)

Assets
Current assets:
Cash and cash equivalents	$6,170	$7,008
Restricted cash for litigation settlement	598	589
Investments	344	400
Accounts receivable	3,763	3,425
Settlement assets	1,378	1,270
Restricted security deposits held for customers	1,723	1,568
Prepaid expenses and other current assets	2,554	2,346
Total current assets	16,530	16,606
Property, equipment and right-of-use assets, net of accumulated depreciation and amortization of $2,082 and $1,904, respectively	1,986	2,006
Deferred income taxes	1,121	1,151
Goodwill	7,579	7,522
Other intangible assets, net of accumulated amortization of $2,087 and $1,960, respectively	4,049	3,859
Other assets	7,739	7,580
Total Assets	$39,004	$38,724

Liabilities, Redeemable Non-controlling Interests and Equity
Current liabilities:
Accounts payable	$643	$926
Settlement obligations	1,142	1,111
Restricted security deposits held for customers	1,723	1,568
Accrued litigation	1,079	1,094
Accrued expenses	7,117	7,801
Short-term debt	1,336	274
Other current liabilities	1,596	1,397
Total current liabilities	14,636	14,171
Long-term debt	14,284	13,749
Deferred income taxes	395	393
Other liabilities	4,110	4,034
Total Liabilities	33,425	32,347

Commitments and Contingencies

Redeemable Non-controlling Interests	22	21

Stockholders’ Equity
Class A common stock, $0.0001 par value; authorized 3,000 shares, 1,401 and 1,399 shares issued and 936 and 948 shares outstanding, respectively	—	—
Class B common stock, $0.0001 par value; authorized 1,200 shares, 7 and 8 shares issued and outstanding	—	—
Additional paid-in-capital	5,622	5,298
Class A treasury stock, at cost, 465 and 451 shares, respectively	(56,659)	(51,354)
Retained earnings	57,730	53,607
Accumulated other comprehensive income (loss)	(1,189)	(1,253)
Mastercard Incorporated Stockholders' Equity	5,504	6,298
Non-controlling interests	53	58
Total Equity	5,557	6,356
Total Liabilities, Redeemable Non-controlling Interests and Equity	$39,004	$38,724

8

Consolidated Statement of Cash Flows (Unaudited)
	Six Months Ended June 30,
	2023	2022
	(in millions)
Operating Activities
Net income	$5,206	$4,906
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of customer and merchant incentives	782	812
Depreciation and amortization	383	381
(Gains) losses on equity investments, net	89	193
Share-based compensation	243	175
Deferred income taxes	24	(466)
Other	37	18
Changes in operating assets and liabilities:
Accounts receivable	(268)	(257)
Settlement assets	(108)	255
Prepaid expenses	(1,286)	(1,033)
Accrued litigation and legal settlements	(20)	85
Restricted security deposits held for customers	155	(252)
Accounts payable	(287)	(110)
Settlement obligations	31	(239)
Accrued expenses	(707)	(282)
Net change in other assets and liabilities	343	53
Net cash provided by operating activities	4,617	4,239
Investing Activities
Purchases of investment securities available-for-sale	(157)	(124)
Purchases of investments held-to-maturity	(31)	(139)
Proceeds from sales of investment securities available-for-sale	45	14
Proceeds from maturities of investment securities available-for-sale	102	113
Proceeds from maturities of investments held-to-maturity	91	160
Purchases of property and equipment	(190)	(201)
Capitalized software	(395)	(280)
Purchases of equity investments	(53)	(43)
Proceeds from sales of equity investments	44	6
Acquisition of businesses, net of cash acquired	—	(313)
Other investing activities	(71)	(5)
Net cash used in investing activities	(615)	(812)
Financing Activities
Purchases of treasury stock	(5,294)	(4,788)
Dividends paid	(1,086)	(956)
Proceeds from debt, net	1,550	843
Tax withholdings related to share-based payments	(79)	(136)
Cash proceeds from exercise of stock options	172	68
Other financing activities	3	(6)
Net cash used in financing activities	(4,734)	(4,975)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	57	(202)
Net decrease in cash, cash equivalents, restricted cash and restricted cash equivalents	(675)	(1,750)
Cash, cash equivalents, restricted cash and restricted cash equivalents - beginning of period	9,196	9,902
Cash, cash equivalents, restricted cash and restricted cash equivalents - end of period	$8,521	$8,152

9

Non-GAAP Financial Information
Mastercard discloses the following non-GAAP financial measures: adjusted net revenue, adjusted operating expenses, adjusted operating margin, adjusted other income (expense), adjusted effective income tax rate, adjusted net income and adjusted diluted earnings per share (as well as related applicable growth rates versus the comparable period in the prior year). These non-GAAP financial measures exclude the impact of gains and losses on the Company’s equity investments which includes mark-to-market fair value adjustments, impairments and gains and losses upon disposition, as well as the related tax impacts. These non-GAAP financial measures also exclude the impact of special items, where applicable, which represent litigation judgments and settlements and certain one-time items, as well as the related tax impacts. The Company excludes these items because management evaluates the underlying operations and performance of the Company separately from these recurring and nonrecurring items.
In addition, the Company presents growth rates adjusted for the impact of currency, which is a non-GAAP financial measure. Currency-neutral growth rates are calculated by remeasuring the prior period’s results using the current period’s exchange rates for both the translational and transactional impacts on operating results as well as removing the related impact of the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments. The impact of currency translation represents the effect of translating operating results where the functional currency is different from the Company’s U.S. dollar reporting currency. The impact of the transactional currency represents the effect of converting revenue and expenses occurring in a currency other than the functional currency. The impact of the related realized gains and losses resulting from the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments is recognized in the respective financial statement line item on the statement of operations when the underlying forecasted transactions impact earnings. The Company believes the presentation of currency-neutral growth rates provides relevant information to facilitate an understanding of its operating results.
The Company believes that the non-GAAP financial measures presented facilitate an understanding of operating performance and provide a meaningful comparison of its results between periods. The Company’s management uses non-GAAP financial measures to, among other things, evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes and in the calculation of performance-based compensation.
The Company includes reconciliations of the requisite non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial measures should not be considered in isolation or as a substitute for the Company’s related financial results prepared in accordance with GAAP.

10

Non-GAAP Reconciliations (QTD)
	Three Months Ended June 30, 2023
	Net revenue	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$6,269	$2,613	58.3%	$48	23.2%	$2,845	$3.00
(Gains) losses on equity investments [1]	**	**	**	(123)	0.7%	(118)	(0.12)
Litigation provisions [2]	**	(20)	0.3%	**	—%	15	0.02
Adjusted - Non-GAAP	$6,269	$2,592	58.6%	$(75)	23.9%	$2,742	$2.89

	Three Months Ended June 30, 2022
	Net revenue	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$5,497	$2,479	54.9%	$(220)	18.7%	$2,275	$2.34
(Gains) losses on equity investments [1]	**	**	**	117	(0.6)%	113	0.12
Litigation provisions [3]	**	(133)	2.4%	**	0.7%	89	0.09
Russia-related impacts [4]	(6)	(33)	0.5%	**	—%	20	0.02
Adjusted - Non-GAAP	$5,491	$2,313	57.9%	$(104)	18.8%	$2,497	$2.56

	Three Months Ended June 30, 2023 as compared to the Three Months Ended June 30, 2022
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin		Effective income tax rate		Net income	Diluted earnings per share
Reported - GAAP	14%	5%	3.4	ppt	4.5	ppt	25%	28%
(Gains) losses on equity investments [1]	**	**	**		1.3	ppt	(11)%	(11)%
Litigation provisions [2,3]	**	5%	(2.1)	ppt	(0.7)	ppt	(3)%	(3)%
Russia-related impacts [4]	—%	2%	(0.5)	ppt	—	ppt	(1)%	(1)%
Adjusted - Non-GAAP	14%	12%	0.8	ppt	5.1	ppt	10%	13%
Currency impact [5]	1%	1%	—	ppt	—	ppt	1%	1%
Adjusted - Non-GAAP - currency-neutral	15%	13%	0.8	ppt	5.1	ppt	11%	14%
Note:    Tables may not sum due to rounding.
**    Not applicable
Gains and Losses on Equity Investments
1.Q2’23 pre-tax net gains of $123 million and Q2’22 pre-tax net losses of $117 million were primarily related to unrealized fair market value adjustments on marketable equity securities.
Second Quarter Special Items
2.Q2’23 pre-tax charges of $20 million are as a result of settlements with a number of U.K. and Pan-European merchants.
3.Q2’22 pre-tax charges of $133 million were as a result of a change in estimate related to the claims of merchants who opted out of the U.S. merchant class litigation.
4.Q2’22 pre-tax net charge of $26 million was directly related to imposed sanctions and the suspension of our business operations in Russia. The net charge is compromised of general and administrative expenses of $33 million primarily related to incremental employee-related costs, offset by a net benefit of $6 million in net revenue, primarily related to a reduction in payment network rebates and incentives liabilities as a result of lower estimates of customer performance for certain customer business agreements due to the suspension of our business operations in Russia.
Other Notes
5.Represents the translational and transactional impact of currency and the related impact of the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments.

11

Non-GAAP Reconciliations (YTD)
	Six Months Ended June 30, 2023
	Net revenue	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$12,017	$5,225	56.5%	$(235)	20.6%	$5,206	$5.47
(Gains) losses on equity investments [1]	**	**	**	89	0.2%	58	0.06
Litigation Provisions [2]	**	(231)	1.9%	**	0.4%	156	0.16
Adjusted - Non-GAAP	$12,017	$4,993	58.4%	$(146)	21.2%	$5,420	$5.69

	Six Months Ended June 30, 2022
	Net revenue	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$10,664	$4,696	56.0%	$(397)	11.9%	$4,906	$5.02
(Gains) losses on equity investments [1]	**	**	**	193	(0.2)%	181	0.18
Litigation provisions [3]	**	(133)	1.2%	**	0.5%	89	0.09
Russia-related impacts [4]	(37)	(67)	0.5%	**	0.1%	24	0.02
Adjusted - Non-GAAP	$10,627	$4,496	57.7%	$(205)	12.3%	$5,199	$5.32

	Six Months Ended June 30, 2023 as compared to the Six Months Ended June 30, 2022
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin		Effective income tax rate		Net income	Diluted earnings per share
Reported - GAAP	13%	11%	0.6	ppt	8.7	ppt	6%	9%
(Gains) losses on equity investments [1]	**	**	**		0.4	ppt	(3)%	(3)%
Litigation provisions [2,3]	**	(2)%	0.7	ppt	(0.1)	ppt	1%	1%
Russia-related impacts [4]	—%	2%	(0.3)	ppt	(0.1)	ppt	—%	—%
Adjusted - Non-GAAP	13%	11%	0.9	ppt	8.9	ppt	4%	7%
Currency impact [5]	2%	1%	—	ppt	0.1	ppt	2%	2%
Adjusted - Non-GAAP - currency-neutral	15%	12%	0.9	ppt	9.0	ppt	6%	9%
Note:    Tables may not sum due to rounding.
**    Not applicable
Gains and Losses on Equity Investments
1.Year-to-date 2023 and 2022 pre-tax net losses of $89 million and $193 million were primarily related to unrealized fair market value adjustments on marketable and nonmarketable equity securities.
Year-to-date Special Items
2.Year-to-date 2023 pre-tax charges of $231 million are primarily as a result of a change in estimate related to the claims of merchants who opted out of the U.S. merchant class litigation.
3.Year-to-date 2022 pre-tax charges of $133 million were as a result of a change in estimate related to the claims of merchants who opted out of the U.S. merchant class litigation.
4.Year-to-date 2022 pre-tax net charge of $30 million was directly related to imposed sanctions and the suspension of our business operations in Russia. The net charge is comprised of general and administrative expenses of $67 million primarily related to incremental employee-related costs and reserves on uncollectible balances with certain sanctioned customers, offset by a net benefit of $37 million in net revenue, primarily related to a reduction in payment network rebates and incentives liabilities as a result of lower estimates of customer performance for certain customer business agreements due to the suspension of our business operations in Russia.
Other Notes
5.Represents the translational and transactional impact of currency and the related impact of the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments.

12

Mastercard Incorporated Operating Performance
	For the 3 Months Ended June 30, 2023
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$572	2.9%	9.1%	$420	11.6%	10,051	12.8%	$152	2.7%	1,520	922
Canada	66	2.2%	7.7%	64	7.5%	1,001	11.7%	2	14.9%	6	76
Europe	731	20.7%	22.7%	573	25.3%	15,995	23.4%	159	14.3%	1,000	767
Latin America	181	18.2%	16.9%	128	17.4%	5,344	14.7%	52	15.7%	421	401
Worldwide less United States	1,550	12.4%	16.0%	1,184	18.2%	32,391	18.1%	365	9.4%	2,948	2,166
United States	717	5.6%	5.6%	655	5.8%	9,980	6.4%	62	2.8%	289	668
Worldwide	2,267	10.1%	12.5%	1,839	13.5%	42,371	15.1%	428	8.4%	3,237	2,834
Mastercard Credit and Charge Programs
Worldwide less United States	706	10.1%	14.4%	668	14.1%	14,177	11.6%	38	19.8%	166	777
United States	373	8.5%	8.5%	362	8.2%	3,879	10.6%	10	18.4%	9	330
Worldwide	1,079	9.6%	12.3%	1,030	12.0%	18,056	11.4%	49	19.5%	176	1,107
Mastercard Debit Programs
Worldwide less United States	844	14.4%	17.4%	517	24.0%	18,215	23.7%	327	8.3%	2,782	1,389
United States	345	2.6%	2.6%	293	3.0%	6,101	3.8%	52	0.1%	279	338
Worldwide	1,188	10.7%	12.7%	809	15.5%	24,316	18.0%	379	7.1%	3,061	1,727

	For the 6 Months Ended June 30, 2023
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$1,133	2.7%	9.9%	$833	12.7%	19,453	13.7%	$300	2.8%	3,004	922
Canada	123	5.2%	11.5%	119	11.2%	1,879	14.3%	4	24.0%	13	76
Europe	1,383	18.7%	23.9%	1,082	27.7%	30,253	21.0%	301	12.0%	1,917	767
Latin America	347	19.0%	18.2%	245	19.4%	10,408	15.8%	101	15.3%	827	401
Worldwide less United States	2,986	11.5%	17.1%	2,279	20.0%	61,994	17.5%	706	8.4%	5,761	2,166
United States	1,389	7.0%	7.0%	1,267	7.3%	19,221	6.5%	122	3.6%	566	668
Worldwide	4,375	10.1%	13.7%	3,547	15.2%	81,216	14.7%	828	7.6%	6,327	2,834
Mastercard Credit and Charge Programs
Worldwide less United States	1,366	9.9%	15.7%	1,291	15.6%	27,278	11.5%	75	18.5%	331	777
United States	715	11.4%	11.4%	695	11.1%	7,380	12.2%	20	22.6%	18	330
Worldwide	2,081	10.4%	14.2%	1,986	13.9%	34,658	11.7%	95	19.3%	349	1,107
Mastercard Debit Programs
Worldwide less United States	1,620	13.0%	18.2%	989	26.5%	34,716	22.7%	631	7.3%	5,430	1,389
United States	674	2.7%	2.7%	572	3.2%	11,841	3.3%	102	0.4%	549	338
Worldwide	2,294	9.8%	13.2%	1,561	16.8%	46,558	17.1%	733	6.3%	5,979	1,727

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year ago period.

Mastercard Incorporated Operating Performance (continued)
	For the 3 Months ended June 30, 2022
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$556	5.3%	12.7%	$399	15.3%	8,911	16.0%	$157	6.4%	1,535	901
Canada	64	19.2%	23.8%	63	24.2%	896	19.3%	2	11.3%	6	68
Europe	606	1.9%	14.0%	464	23.8%	12,958	(4.4)%	141	(9.4)%	985	668
Latin America	153	36.1%	35.4%	109	40.3%	4,660	35.8%	44	24.5%	379	351
Worldwide less United States	1,379	7.0%	15.9%	1,035	21.9%	27,425	7.9%	344	1.1%	2,904	1,989
United States	679	9.7%	9.7%	619	12.4%	9,383	6.4%	60	(11.8)%	296	603
Worldwide	2,058	7.9%	13.8%	1,654	18.1%	36,808	7.5%	404	(1.1)%	3,200	2,591
Mastercard Credit and Charge Programs
Worldwide less United States	641	10.0%	18.9%	608	20.2%	12,699	12.8%	33	(1.5)%	160	746
United States	344	24.7%	24.7%	335	24.7%	3,506	20.6%	9	25.4%	8	293
Worldwide	984	14.7%	20.8%	943	21.7%	16,205	14.4%	42	3.2%	168	1,039
Mastercard Debit Programs
Worldwide less United States	738	4.6%	13.5%	426	24.3%	14,726	4.0%	311	1.3%	2,744	1,243
United States	336	(2.3)%	(2.3)%	284	0.7%	5,877	(0.6)%	52	(16.0)%	288	310
Worldwide	1,074	2.3%	8.0%	711	13.6%	20,603	2.6%	363	(1.6)%	3,031	1,552

	For the 6 Months ended June 30, 2022
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$1,104	5.8%	11.4%	$791	14.4%	17,107	15.8%	$313	4.4%	3,037	901
Canada	117	19.4%	21.9%	114	22.6%	1,644	17.5%	3	0.4%	11	68
Europe	1,165	6.2%	18.9%	884	28.0%	25,013	0.5%	281	(2.8)%	1,883	668
Latin America	291	34.8%	35.0%	205	40.2%	8,991	36.5%	86	24.0%	728	351
Worldwide less United States	2,677	9.1%	17.3%	1,994	23.0%	52,755	10.7%	683	3.3%	5,658	1,989
United States	1,298	11.6%	11.6%	1,180	14.7%	18,041	8.1%	118	(12.0)%	576	603
Worldwide	3,975	9.9%	15.4%	3,174	19.8%	70,796	10.0%	801	0.7%	6,235	2,591
Mastercard Credit and Charge Programs
Worldwide less United States	1,243	11.5%	19.2%	1,177	20.3%	24,461	14.5%	66	2.2%	304	746
United States	642	27.8%	27.8%	626	27.8%	6,578	23.3%	17	27.4%	16	293
Worldwide	1,885	16.6%	22.0%	1,803	22.8%	31,038	16.2%	82	6.5%	320	1,039
Mastercard Debit Programs
Worldwide less United States	1,434	7.1%	15.7%	817	27.2%	28,294	7.6%	617	3.4%	5,354	1,243
United States	656	(0.7)%	(0.7)%	555	2.8%	11,463	0.9%	101	(16.2)%	560	310
Worldwide	2,090	4.5%	10.0%	1,371	16.1%	39,757	5.6%	719	0.1%	5,915	1,552

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year ago period.

13

Footnote
The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions and cards on a regional and global basis for Mastercard™-branded cards. Growth rates over prior periods are provided for volume-based data.
Debit transactions on Maestro® and Cirrus®-branded cards and transactions involving brands other than Mastercard are not included in the preceding tables.
For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with Mastercard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements and includes the impact of balance transfers and convenience checks obtained with Mastercard-branded cards for the relevant period. The number of cards includes virtual cards, which are Mastercard-branded payment accounts that do not generally have physical cards associated with them.
The Mastercard payment products are comprised of credit, charge, debit and prepaid programs, and data relating to each type of program is included in the tables. The tables include information with respect to transactions involving Mastercard-branded cards that are not switched by Mastercard and transactions for which Mastercard does not earn significant revenues.
Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Mastercard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. Mastercard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of currencies against the U.S. dollar in calculating such rates of change.
The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by Mastercard customers and is subject to verification by Mastercard and partial cross-checking against information provided by Mastercard’s transaction switching systems. The data set forth in the cards columns is provided by Mastercard customers and is subject to certain limited verification by Mastercard. A portion of the data set forth in the cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. All data is subject to revision and amendment by Mastercard or Mastercard’s customers. Starting in the first quarter of 2022, data related to sanctioned Russian banks was not reported to us and therefore such amounts are not included. Subsequent to the suspension of our business operations in Russia in March 2022, there is no Russian data to be reported.
Performance information for prior periods can be found in the Investor Relations section of the Mastercard website at investor.mastercard.com.

14